Exhibit 5.1

HALE AND DORR LLP
 C  O  U  N  S  E  L  O  R  S     A  T    L  A  W

haledorr.com
60 STATE STREET • BOSTON, MA 02109
617-526-6000 • FAX 617-526-5000

November 14, 2003

Genaissance Pharmaceuticals, Inc.
Five Science Park New Haven,
Connecticut 06511

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 4,600,000 shares (the "Shares") of Common Stock, $0.001 par value per share (the "Common Stock"), of Genaissance Pharmaceuticals, Inc., a Delaware corporation (the "Company"). The Shares include 2,700,000 shares of Common Stock (the "Conversion Shares") issuable by the Company upon conversion of 270,000 shares (the "Outstanding Series A Shares") of Series A Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock"), and 1,900,000 shares of Common Stock (the "Warrant Shares") issuable upon conversion of 190,000 shares (the "Warrant Series A Shares") of Series A Preferred Stock issuable upon exercise of a warrant issued by the Company on October 29, 2003 (the "Warrant"). All of the Shares are being registered on behalf of a stockholder of the Company (the "Selling Stockholder").

        We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

        Our opinion below, insofar as it relates to the Selling Stockholder's shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

        We assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholder, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

        We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Genaissance Pharmaceuticals, Inc.
November 14, 2003

        Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized, (ii) the Conversion Shares, when issued upon conversion of the Outstanding Series A Shares in accordance with the provisions of the Company's Amended and Restated Certificate of Incorporation, will be validly issued, fully paid and nonassessable and (iii) the Warrant Shares, after initial issuance, sale and delivery as Warrant Series A Shares in accordance with the provisions of the Warrant and subsequent issuance as shares of Common Stock upon conversion of the Warrant Series A Shares in accordance with the provisions of the Company's Amended and Restated Certificate of Incorporation, will be validly issued, fully paid and nonassessable.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                      Very truly yours,
                      /s/ Hale and Dorr LLP
                      HALE AND DORR LLP